Exhibit 99.1

Intapp Announces Third Quarter Fiscal Year 2025 Financial Results

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Third quarter SaaS revenue of $84.9 million, up 28% year-over-year
•
Cloud annual recurring revenue (ARR) of $351.8 million, up 28% year-over-year
•
Trailing twelve months’ cloud net revenue retention rate as of March 31, 2025 was 119%

PALO ALTO, Calif., May 6, 2025 – Intapp, Inc. (NASDAQ: INTA), a leading global provider of AI-powered solutions for professionals at advisory, capital markets, and legal firms, announced financial results for its fiscal third quarter ended March 31, 2025. Intapp also provided its outlook for the fourth quarter and the full fiscal year 2025.

“We are pleased to report a strong third quarter in which our clients continued to adopt and apply our technology to the work of their professionals,” said John Hall, CEO of Intapp. “We released several new capabilities aimed at helping our clients unlock unprecedented growth potential, including Intapp DealCloud Activator, which embeds AI and business development best practices into the daily workflows of professionals.”

Third Quarter of Fiscal Year 2025 Financial Highlights

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SaaS revenue was $84.9 million, a 28% year-over-year increase compared to the third quarter of fiscal year 2024.
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Total revenue was $129.1 million, a 17% year-over-year increase compared to the third quarter of fiscal year 2024.
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Cloud ARR was $351.8 million as of March 31, 2025, a 28% year-over-year increase compared to Cloud ARR as of March 31, 2024. Cloud ARR represented 77% of total ARR as of March 31, 2025, compared to 72% as of March 31, 2024.
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Total ARR was $454.7 million as of March 31, 2025, a 19% year-over-year increase compared to total ARR as of March 31, 2024.
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GAAP operating loss was $(5.7) million, compared to a GAAP operating loss of $(7.4) million in the third quarter of fiscal year 2024.
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Non-GAAP operating income was $20.3 million, compared to a non-GAAP operating income of $11.2 million in the third quarter of fiscal year 2024.
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GAAP net loss was $(3.0) million, compared to a GAAP net loss of $(6.9) million in the third quarter of fiscal year 2024.
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Non-GAAP net income was $21.7 million, compared to a non-GAAP net income of $11.2 million in the third quarter of fiscal year 2024.
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GAAP net loss per share was $(0.04), compared to a GAAP net loss per share of $(0.09) in the third quarter of fiscal year 2024.
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Non-GAAP diluted net income per share was $0.26, compared to a non-GAAP diluted net income per share of $0.14 in the third quarter of fiscal year 2024.

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Cash and cash equivalents were $323.2 million as of March 31, 2025, compared to $208.4 million as of June 30, 2024.
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For the nine months ended March 31, 2025, net cash provided by operating activities was $85.2 million, compared to net cash provided by operating activities of $40.2 million for the nine months ended March 31, 2024.

Business Highlights

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As of March 31, 2025, we served more than 2,650 clients, 748 of which each had contracts greater than $100,000 of ARR.
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We upsold and cross-sold our existing clients such that our trailing twelve months’ cloud net revenue retention rate as of March 31, 2025 was 119%.
•
We announced the acquisition of real assets software company TermSheet, which will create an advanced operating system with Applied AI to help improve returns for real assets investors, advisors, and operators.
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We held our annual product event, Intapp Amplify, for more than 400 clients who attended in-person and online where we showcased the latest advancements in our AI-powered solutions.
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We announced the availability of Intapp DealCloud Activator which uses AI to embed business development enablement into professionals’ daily workflows and maximize the value of firm relationship networks.
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We announced the first-ever Intapp Partner Forum Awards, which were given in four categories: Data Intelligence Award (Moody’s), Integration Excellence Award (Equilar), Client Impact Award (Legalytics), and Deal Catalyst Award (Harbor).
•
We continued to add new clients and expand existing accounts including Australian law firm Gadens, global investment management firm New Forests, and private equity firm Omnes Capital.
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Intapp DealCloud was named a Deal Origination Solution of the Year: Credit at the Private Equity Wire European Awards 2025.

Fourth Quarter and Full Fiscal Year 2025 Outlook

Fiscal 2025 Outlook
	Fourth Quarter	Fiscal Year
(in millions, except per share data)
SaaS revenue	$89.0 - $90.0	$330.8 - $331.8
Total revenue	$131.5 - $132.5	$500.6 - $501.6
Non-GAAP operating income	$20.0 - $21.0	$74.3 - $75.3
Non-GAAP diluted net income per share	$0.22 - $0.24	$0.88 - $0.90

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

The information presented in this press release includes non-GAAP financial measures such as “non-GAAP operating income,” “non-GAAP net income,” and “non-GAAP diluted net income per share.” Refer to “Non-GAAP Financial Measures and Other Metrics” for a discussion of these measures and the financial tables below for reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

The guidance regarding non-GAAP operating income excludes known pre-tax charges related to estimated stock-based compensation of $21.9 million for the fourth quarter of fiscal year 2025 and $90.1 million for fiscal year 2025 and amortization of intangible assets of $2.5 million for the fourth quarter of fiscal year 2025 and $11.2 million for fiscal year 2025. The guidance regarding non-GAAP diluted net income per share excludes known pre-tax charges related to estimated stock-based compensation of $0.26 per share for the fourth quarter of fiscal year 2025 and $1.07 per share for fiscal year 2025 and amortization of intangible assets of $0.03 per share for the fourth quarter of fiscal year 2025 and $0.13 per share for fiscal year 2025. The Company has not included a quantitative reconciliation of its guidance for non-GAAP operating income and non-GAAP diluted net income per share to their most directly comparable GAAP financial measures, other than stock-based compensation and amortization of intangible assets, because certain of these reconciling items, including change in fair value of contingent consideration, transaction costs, restructuring and other costs and income tax effect of non-GAAP adjustments, could be highly variable and cannot be reasonably predicted without unreasonable effort. This is due to the inherent difficulty of forecasting the timing of certain events that have not yet occurred and are out of the Company’s control and the amounts of associated reconciling items. Please note that the unavailable reconciling items could significantly impact the Company’s GAAP operating results.

Corporate Presentation

A supplemental financial presentation and other information will be accessible through Intapp’s investor relations website at https://investors.intapp.com/.

Webcast

Intapp will host a conference call for analysts and investors on Tuesday, May 6, 2025, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the “Investors” section of the Intapp company website at https://investors.intapp.com/. A replay of the call will be available through the Intapp website for 90 days.

About Intapp

Intapp software helps professionals unlock their teams’ knowledge, relationships, and operational insights to increase value for their firms. Using the power of Applied AI, we make firm and market intelligence easy to find, understand, and use. With Intapp’s portfolio of vertical SaaS solutions, professionals can apply their collective expertise to make smarter decisions, manage risk, and increase competitive advantage. The world’s top firms — across accounting, consulting, investment banking, legal, private capital, and real assets — trust Intapp’s industry-specific platform and solutions to modernize and drive new growth.

Forward-Looking Statements

This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the fourth quarter and full fiscal year 2025, growth strategy, business plans and market position. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “expand,” “outlook” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our ability to continue our growth at or near historical rates; our future financial performance and ability to be profitable; the effect of global events on the U.S. and global economies, our business, our employees, our results of operations, our financial condition, demand for our products, sales and implementation cycles, and the health of our clients’ and partners’ businesses; our ability to prevent and respond to data breaches, unauthorized access to client data or other disruptions of our solutions; our ability to effectively manage U.S. and global market and economic conditions, including inflationary pressures, economic and market downturns and volatility in the financial services industry, particularly adverse to our targeted industries; the length and variability of our sales cycle; our ability to attract and retain clients; our ability to attract and retain talent; our ability to compete in highly competitive markets, including AI products; our ability to manage additional complexity, burdens, and volatility in connection with our international sales and operations; the successful assimilation or integration of the businesses, technologies, services, products, personnel or operations of acquired companies; our ability to incur indebtedness in the future and the effect of conditions in credit markets; the sufficiency of our cash and cash equivalents to meet our liquidity needs; and our ability to maintain, protect, and enhance our intellectual property rights. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and any subsequent public filings. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Presentation Changes Related to SaaS and License Revenue

Effective July 1, 2024, the Company adjusted the classification of support services related to subscription license to be included within “license” on the unaudited condensed consolidated statements of operations. Prior to July 1, 2024, support services related to subscription license were included in a line item entitled “SaaS and Support.” Accordingly, effective July 1, 2024, SaaS revenues include subscription fees from clients accessing our SaaS solutions, premium support services related to SaaS, and updates, if any, to the subscribed service during the subscription term. There was no change to the Company's revenue recognition policy, except for the change in classification noted herein.

The presentation of cost of revenues has been conformed to reflect the changes related to the presentation of revenues. Such reclassifications related to the presentation of revenues and cost of revenues did not affect total revenues, operating income, or net income.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted net income per share. These non-GAAP measures exclude the impact of stock-based compensation, amortization of intangible assets, change in fair value of contingent consideration, transaction costs, restructuring and other costs and the income tax effect of non-GAAP adjustments. Stock-based compensation includes the net effects of capitalization and amortization of stock-based compensation related to capitalized internal-use software costs. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Free cash flow is a non-GAAP financial measure, and a supplemental liquidity measure that management uses to evaluate our core operating business and our ability to meet our current and future financing and investing needs. It consists of net cash provided by operating activities less cash paid for purchases of property and equipment. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Other metrics include total ARR, Cloud ARR and Cloud net revenue retention rate. Total ARR represents the annualized recurring value of all active SaaS and on-premise subscription license contracts at the end of a reporting period. Cloud ARR is the portion of the annualized recurring value of our active SaaS contracts at the end of a reporting period. Contracts with a term other than one year are annualized by taking the committed contract value for the current period divided by number of days in that period, then multiplying by 365. Cloud net revenue retention rate is the portion of our net revenue retention rate, which represents the net revenue retention of our SaaS contracts. We calculate Cloud net revenue retention by starting with the Cloud ARR from the cohort of all clients as of the twelve months prior to the applicable fiscal period, or prior period Cloud ARR. We then calculate the Cloud ARR from these same clients as of the current fiscal period, or current period Cloud ARR. We then divide the current period Cloud ARR by the prior period Cloud ARR to calculate the Cloud net revenue retention.

We believe these non-GAAP financial measures and metrics provide useful information to investors as they are used by management to manage the business, make planning decisions, evaluate our performance, and allocate resources and provide useful information regarding certain financial and business trends relating to our financial condition and results of operations. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Guidance for non-GAAP financial measures excludes stock-based compensation expense, amortization of intangible assets, change in fair value of contingent consideration, transaction costs, restructuring and other costs and the income tax effect of non-GAAP adjustments. Non-GAAP diluted net income per share is calculated by dividing non-GAAP net income by the estimated diluted weighted average shares outstanding for the period.

Investor Contact

David Trone

Senior Vice President, Investor Relations

Intapp, Inc.

ir@intapp.com

Media Contact

Ali Robinson

Global Media Relations Director

Intapp, Inc.

press@intapp.com

INTAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data and percentages)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Revenues
SaaS	$84,910	$66,391	$241,762	$188,421
License	31,684	30,946	88,193	87,132
Professional services	12,473	13,302	39,126	40,594
Total revenues	129,067	110,639	369,081	316,147
Cost of revenues
SaaS	16,897	13,355	48,507	38,876
License	1,511	1,547	4,893	4,855
Professional services	14,253	15,679	43,666	49,192
Total cost of revenues	32,661	30,581	97,066	92,923
Gross profit	96,406	80,058	272,015	223,224
Gross margin	74.7%	72.4%	73.7%	70.6%
Operating expenses:
Research and development	34,089	27,319	99,841	83,796
Sales and marketing	42,258	35,256	120,809	104,944
General and administrative	25,761	24,929	74,507	66,977
Total operating expenses	102,108	87,504	295,157	255,717
Operating loss	(5,702)	(7,446)	(23,142)	(32,493)
Interest and other income, net	3,384	758	6,604	1,872
Net loss before income taxes	(2,318)	(6,688)	(16,538)	(30,621)
Income tax expense	(634)	(202)	(1,151)	(803)
Net loss	$(2,952)	$(6,890)	$(17,689)	$(31,424)
Net loss per share, basic and diluted	$(0.04)	$(0.09)	$(0.23)	$(0.44)
Weighted-average shares used to compute net loss per share, basic and diluted	79,890	72,634	77,856	70,690

INTAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31, 2025	June 30, 2024
Assets
Current assets:
Cash and cash equivalents	$323,206	$208,370
Restricted cash	200	200
Accounts receivable, net	61,011	95,103
Unbilled receivables, net	17,566	13,300
Other receivables, net	5,415	2,743
Prepaid expenses	11,425	9,031
Deferred commissions, current	14,157	13,907
Total current assets	432,980	342,654
Property and equipment, net	21,091	18,944
Operating lease right-of-use assets	17,198	21,382
Goodwill	286,159	285,969
Intangible assets, net	31,642	40,293
Deferred commissions, noncurrent	17,549	18,495
Other assets	6,886	5,262
Total assets	$813,505	$732,999
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,746	$13,348
Accrued compensation	40,067	42,066
Accrued expenses	10,740	12,040
Deferred revenue, net	220,417	218,923
Other current liabilities	11,347	14,270
Total current liabilities	297,317	300,647
Deferred tax liabilities	953	1,336
Deferred revenue, noncurrent	2,061	3,563
Operating lease liabilities, noncurrent	16,624	19,605
Other liabilities	4,250	4,610
Total liabilities	321,205	329,761
Stockholders’ equity:
Common stock	81	75
Additional paid-in capital	998,236	891,681
Accumulated other comprehensive loss	(1,146)	(1,336)
Accumulated deficit	(504,871)	(487,182)
Total stockholders’ equity	492,300	403,238
Total liabilities and stockholders’ equity	$813,505	$732,999

INTAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Cash Flows from Operating Activities:
Net loss	$(2,952)	$(6,890)	$(17,689)	$(31,424)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,153	4,022	12,992	12,006
Amortization of operating lease right-of-use assets	1,228	1,240	3,786	3,522
Accounts receivable allowances	669	1,567	1,492	2,795
Stock-based compensation	22,715	14,026	68,115	49,291
Change in fair value of contingent consideration	—	490	(1,004)	(1,725)
Deferred income taxes	(311)	(107)	(385)	(324)
Other	260	38	336	115
Changes in operating assets and liabilities:
Accounts receivable	24,973	(2,469)	31,438	10,101
Unbilled receivables, current	(3,780)	(30)	(4,266)	(5,804)
Prepaid expenses and other assets	(1,700)	(2,347)	(6,701)	(4,135)
Deferred commissions	861	(696)	696	(1,764)
Accounts payable and accrued liabilities	6,683	7,783	(1,192)	6,266
Deferred revenue, net	(15,517)	96	(8)	4,933
Operating lease liabilities	(1,009)	(1,144)	(3,684)	(3,483)
Other liabilities	(772)	926	1,260	(218)
Net cash provided by operating activities	35,501	16,505	85,186	40,152
Cash Flows from Investing Activities:
Purchases of property and equipment	(379)	(374)	(795)	(1,728)
Capitalized internal-use software costs	(2,046)	(1,764)	(5,495)	(5,217)
Business combinations, net of cash acquired	—	—	(897)	—
Net cash used in investing activities	(2,425)	(2,138)	(7,187)	(6,945)
Cash Flows from Financing Activities:
Payments for deferred offering costs	—	—	—	(781)
Proceeds from stock option exercises	3,555	7,251	36,139	25,187
Proceeds from employee stock purchase plan	—	—	1,970	1,725
Payments of deferred contingent consideration and holdback associated with acquisitions	—	—	(2,410)	(2,551)
Net cash provided by financing activities	3,555	7,251	35,699	23,580
Effect of foreign currency exchange rate changes on cash and cash equivalents	944	(549)	1,138	(346)
Net increase in cash, cash equivalents and restricted cash	37,575	21,069	114,836	56,441
Cash, cash equivalents and restricted cash - beginning of period	285,831	166,557	208,570	131,185
Cash, cash equivalents and restricted cash - end of period	$323,406	$187,626	$323,406	$187,626

INTAPP, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share data and percentages)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:

Non-GAAP Gross Profit

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
GAAP gross profit	$96,406	$80,058	$272,015	$223,224
Adjusted to exclude the following:
Stock-based compensation	2,619	1,956	7,553	5,848
Amortization of intangible assets	1,509	1,054	4,589	3,164
Restructuring and other costs	40	—	102	—
Non-GAAP gross profit	$100,574	$83,068	$284,259	$232,236
Non-GAAP gross margin	77.9%	75.1%	77.0%	73.5%

Non-GAAP Operating Expenses

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
GAAP research and development	$34,089	$27,319	$99,841	$83,796
Stock-based compensation	(6,381)	(2,509)	(17,805)	(11,623)
Restructuring and other costs	(9)	(52)	(171)	(52)
Non-GAAP research and development	$27,699	$24,758	$81,865	$72,121

GAAP sales and marketing	$42,258	$35,256	$120,809	$104,944
Stock-based compensation	(6,267)	(4,207)	(19,237)	(14,434)
Amortization of intangible assets	(1,038)	(1,398)	(3,574)	(4,281)
Restructuring and other costs	(88)	—	(88)	—
Non-GAAP sales and marketing	$34,865	$29,651	$97,910	$86,229

GAAP general and administrative	$25,761	$24,929	$74,507	$66,977
Stock-based compensation	(7,448)	(5,354)	(23,520)	(17,386)
Amortization of intangible assets	(162)	(163)	(488)	(489)
Change in fair value of contingent consideration	—	(490)	1,004	1,725
Transaction costs (1)	(394)	(1,471)	(1,058)	(2,149)
Restructuring and other costs	—	—	(236)	—
Non-GAAP general and administrative	$17,757	$17,451	$50,209	$48,678

Non-GAAP Operating Income

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
GAAP operating loss	$(5,702)	$(7,446)	$(23,142)	$(32,493)
Adjusted to exclude the following:
Stock-based compensation	22,715	14,026	68,115	49,291
Amortization of intangible assets	2,709	2,615	8,651	7,934
Change in fair value of contingent consideration	—	490	(1,004)	(1,725)
Transaction costs (1)	394	1,471	1,058	2,149
Restructuring and other costs	137	52	597	52
Non-GAAP operating income	$20,253	$11,208	$54,275	$25,208

Non-GAAP Net Income

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
GAAP net loss	$(2,952)	$(6,890)	$(17,689)	$(31,424)
Adjusted to exclude the following:
Stock-based compensation	22,715	14,026	68,115	49,291
Amortization of intangible assets	2,709	2,615	8,651	7,934
Change in fair value of contingent consideration	—	490	(1,004)	(1,725)
Transaction costs (1)	394	1,471	1,058	2,149
Restructuring and other costs	137	52	597	52
Income tax effect of non-GAAP adjustments	(1,320)	(611)	(3,833)	(1,736)
Non-GAAP net income	$21,683	$11,153	$55,895	$24,541

GAAP net loss per share, basic and diluted	$(0.04)	$(0.09)	$(0.23)	$(0.44)
Non-GAAP net income per share, diluted	$0.26	$0.14	$0.67	$0.31

Weighted-average shares used to compute GAAP net loss per share, basic and diluted	79,890	72,634	77,856	70,690
Weighted-average shares used to compute non-GAAP net income per share, diluted	84,933	81,437	83,449	80,426

Free Cash Flow

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$35,501	$16,505	$85,186	$40,152
Adjusted for the following cash outlay:
Purchases of property and equipment	(379)	(374)	(795)	(1,728)
Free cash flow (2)	$35,122	$16,131	$84,391	$38,424

(1) Consists of acquisition-related transaction costs, costs related to a legal settlement incurred in connection with an acquisition and costs related to certain non-capitalized offering-related expenses.

(2) Beginning with the second quarter ended December 31, 2023, we have excluded capitalized internal-use software costs and cash paid for interest from the calculation of our free cash flow, which we believe better aligns with industry standard. Our free cash flow for prior period presented were recast to conform to the updated methodology and are reflected herein for comparison purposes.